UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

ALLIED NEVADA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-33119	20-5597115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9604 Prototype Court, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 358-4455

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported on May 10, 2007, the closing of the previously announced plan of arrangement (the “Arrangement”) involving Vista Gold Corp. (“Vista”), Allied Nevada Gold Corp. (the “Company”), and Carl and Janet Pescio (the “Pescios”) occurred pursuant to the Arrangement and Merger Agreement, dated September 22, 2006, as amended, by and among the parties resulting in, among other things, the acquisition by the Company of Vista’s Nevada-based mining properties and related assets and certain interests in Nevada-based mining properties and related assets held by the Pescios. This Form 8-K/A amends the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on May 16, 2007 relating to the Arrangement to include the financial statements and pro forma financial information pursuant to parts (a) and (b) of Item 9.01 of Form 8-K and to include such financial statements and pro forma financial information as exhibits pursuant to Item 9.01(d) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Audited financial statements of the subsidiaries of Vista that held the Nevada-based mining properties and related assets that were transferred to the Company as part of the Arrangement (such subsidiaries referred to as “Vista Nevada”), for the fiscal years ended December 31, 2006, 2005 and 2004, including the report of independent auditors thereon, are attached hereto as Exhibit 99.1. Unaudited financial statements of Vista Nevada as of and for the three-month period ended March 31, 2007 are attached hereto as Exhibit 99.2.

(b)	Pro forma financial information.

The required pro forma financial information for the fiscal year ended December 31, 2006 and as of and for the three month period ended March 31, 2007 is attached hereto as Exhibit 99.3.

(d)	Exhibits.

Exhibit 23	Consent of PricewaterhouseCoopers LLP

Exhibit 99.1	Audited consolidated financial statements of Vista Nevada, for the years ended December 31, 2006, 2005 and 2004, including the report of Pricewaterhouse Coopers LLP on such audited financial statements

Exhibit 99.2	Unaudited financial statements of Vista Nevada as of and for the three-month period ended March 31, 2007

Exhibit 99.3	Pro forma financial information for the fiscal year ended December 31, 2006 and as of and for the three month period ended March 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED NEVADA GOLD CORP.

By:	/s/ Scott A. Caldwell
Scott A. Caldwell
President and Chief Executive Officer

Date: July 23, 2007